Exhibit 10.3

Dai (2102) v. 201201	Agreement Number: HT0101010140018756

Primary Credit Facility Agreement

Tianjin Binhai Rural Commercial Bank

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Important Notes

In order to protect your rights and interests, please read the followings carefully before entering into this Agreement:

1.	Please check and confirm the followings again before you enter into this Agreement:

(1)	You have the rights to enter into this Agreement, or you have obtained full and legal authorizations to enter into this Agreement should you need consent of others pursuant to the laws;

(2)	You have carefully read and fully understand the terms of this Agreement and you have paid special attention to those terms regarding the liabilities of the parties, the exemptions or limitations on the liabilities of Tianjin Binhai Rural Commercial Bank as well as those terms in bold;

(3)	You have fully understood the meanings of the terms of this Agreement and their legal consequences, and you are willing to be bound by them;

(4)	You warrant that all information provided by you is true, complete and valid and that you shall be solely responsible for all consequences arising out of any shortage, incorrect and false information provided by you. Please promptly notify us in case of any change to the information provided by you.

(5)	You shall complete the blanks in this Agreement normatively and correctly and shall be solely responsible for all liabilities arising out of incorrect, bad or illegible writings.

2.	The current agreement as provided by Tianjin Binhai Rural Commercial Bank is only used template, and the parties may amend, add to or delete any provisions hereof in the blanks in the Special Provisions as well as in the “Supplementary Provisions” at the end hereof.

3.	When used before any provision of this Agreement, □ represents “Not Applicable” and ■ represents “Applicable”.

4.	For any doubts about this Agreement, please feel free to contact Tianjin Binhai Rural Commercial Bank.

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Primary Credit facility Agreement

of

Tianjin Binhai Rural Commercial Bank

Dai (2101) V.201201	Agreement Number: HT0101010140018756

Contracting Parties:

Lender: Tianjin Binhai Rural Commercial Bank Corporation

Legal Representative (Principal Officer): YIN Jinbao

Mailing Address: Building 1, Finance Center, No. 158, Xisandao, Tianjin Airport Industrial Park (Airport Logistics Processing Zone)

Zip Code: 300308 E-mail: /

Tel: 24867171 Fax: 24867102

Borrower: Tianjin Zhonghe Automobile Sales Co., Ltd.

Legal Representative (Principal Officer): CHENG Weihong

Mailing Address: 5F, Tower B, Hezhong Building, No. 51, North Youyi Road, Hexi District, Tianjin

Zip Code: 300204 E-mail: /

Tel: 60326666 Fax: 83280038

The Borrower desires to apply to the Lender for and the Lender agrees to grant the Borrower certain primary credit facility upon its review. In order to define their respective rights and obligations, and in accordance with the relevant laws and regulations of China, the Lender and the Borrower, intending to be legally bound, hereby enter into this primary credit facility agreement (this “Agreement”). All terms of this Agreement manifest their true intention of the parties hereto.

Section 1 Terms and Definition

Unless otherwise agreed by the parties hereto in writing, the following terms and definitions shall have the following meanings when used in this Agreement:

1.	“Primary Credit Facility” means the maximum principal of combined facility limits approved by the Lender upon its comprehensive evaluation of the Borrower’s management and risks, including but not limited to loans denominated in RMB and foreign currency, as well as various trade related facilities (issuance of L/Cs, trust receipts, packing credit, outward documentary bills, advances against documentary collection, import bill advances), bank acceptance, discounts of negotiable instruments, buyback of negotiable instruments, security (including independent guarantees, demand guarantees, standby L/Cs, etc.), as well as other facilities denominated in RMB and foreign currency.

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2.	“Availability Period” means a continuous period during which the Borrower may handle the transactions contemplated under the primary credit facility with the Lender upon consent of the latter. The Borrower may perform its obligations (including but not limited to the Principal Debts and guarantee) under the facility following expiry of such period. Upon expiry of the Availability Period, the primary credit facility shall be terminated.

3.	“Balance”: The Lender shall apply balance management and control in respect of the Borrower’s requests for utilization within the limits provided under this Agreement. Such balance means the aggregate balance which the Borrower has drawn on under the facilities granted by the Lender during the Availability Period, including balance outstanding and unpaid balance due, that is to say:

(1)	“Balance Outstanding” means all principal outstanding which the Borrower has drawn on upon the Lender’s approval of the Borrower’s requests for utilization within the limits provided in this Agreement before expiry of the repayment period;

(2)	“Unpaid Balance Due” means all principal outstanding remaining unpaid upon expiry of the repayment period which the Borrower has drawn on upon the Lender’s approval of the Borrower’s requests for utilization within the limits provided in this Agreement, as well as for which the Lender has assumed obligations on behalf of the Borrower or for its own accounts (including but not limited to payment obligations) with a view to protecting its reputation or pursuant to applicable laws or international convention or banking practices.

4.	“Master Agreement” means the Primary Credit Facility Agreement entered into by and between the Lender and the Borrower.

“Sub-agreements” mean all agreements entered into by and between the parties hereto while the Borrower utilize the facilities under the Primary Credit Facility Agreement upon consent of the Lender, which provide the amount and performance period of each Principal Debts and other rights and obligations. This Agreement comprises of all sub-agreements, and each sub-agreement forms integral part of this Agreement and has the same legal force as this Agreement. In the event of conflict between any sub-agreement and this Agreement, such sub-agreement shall prevail.

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5.	“Main Debts” means the debt principal, interests and charges arising from handling various business set forth hereunder by the Lender at the request of the Borrower, including, without limitation, the domestic and foreign currency debts (including the principal, interests, default interests, compound interests, liquidated damages, damages, costs for realization of credits by the creditors, etc.), arising out of such financing business as the domestic and foreign currency borrowings payable to the Lender, lending, trade financing (including but not limited to establishment of a Letter of Credit, trust receipt, packing credit, outward documentary bills, advance against documentary collection, import bill advance, etc.), bank acceptance, discounts of negotiable instruments, buyback of negotiable instruments, security (including independent guarantees, demand guarantees, standby letter of credit, etc.), etc.

“Costs for realization of credits by the creditors” shall include, without limitation, the lawsuit fees, arbitration fees, property preservation fees, cost of application for enforcement, legal fees, handling fees, charges for announcement, assessment costs, appraisal fees, auction fees, cost of selling, telecommunications cost, travel costs, disposal costs, etc.

6.	“Important Transactions” referred to in Section 8 hereof means (including but not limited to) any transaction which will occur as determined or will potentially have a material impact on the basic structure, changes in shareholders, contingent liabilities, cash flow, profitability, core trade secrets, core competiveness, major assets, major debts and credits, ability to repay the debts and perform this Agreement of the Borrower or any other transaction which in the opinion of the Lender and / or the Borrower shall constitute the major transaction.

7.	“Important Events” referred to in Section 8 hereof means (including but not limited to) any event which will occur as determined or will potentially have a material impact on the officers’ ability to perform their duties, employment and dismissal of the employees engaged in the core business of the company, core trade secrets, core competiveness, basic structure, change in shareholders, contingent liabilities, survival, legitimacy on business operation, steadiness, development, profitability, ability to repay the debts and perform this Agreement of the company or any other event which in the opinion of the Lender and / or the Borrower shall constitute the major event.

8.	“Business Day” herein means any day on which the bank is open for general business; should the date of withdrawal or repayment not fall on a Business Day during the performance of this Agreement, the date of withdrawal or repayment shall be the first Business Day thereafter.

Section 2 Credit Ceiling

1.	The upper limit of the principal under the credit facility herein shall be RMB (in words) Two Hundred and Thirteen Million Only. Where certain business is dealt with by the Borrower in the currency other than RMB, the upper limit of the principal under the credit facility shall be translated into that in RMB on the basis of the buying exchange rate as published by the Lender on the date of the Sub-agreement.

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2.	This credit ceiling may be used by dividing it into one or more credit ceilings:

Name of Business	Ceiling (Unit: RMB Yuan)	Remark
I. Short-term liquidity loan	158,000,000.00	Single credit ceiling
II. Bank acceptance	55,000,000.00	Single credit ceiling
III. /	/	/
IV. /	/	/
V. /	/	/
VI. /	/	/
VII. /	/	/
V. /	/	/

3.	Should the Borrower perform the repayment obligations to the Lender in respect of certain financing business during the validity period of credit ceiling, the credit ceiling applied to such business shall be subject to the automatic recovery during the validity period of credit ceiling.

4.	The total balance of financing amount that the Borrower shall apply to the Lender for use hereunder during the validity period of credit ceiling shall not exceed RMB (in words) Two Hundred and Thirteen Million Yuan with the single credit ceiling not more than RMB (in words) One Hundred and Fifty-eight Million Yuan.

Section 3 Validity Period of Credit Ceiling and Adjustment thereof

1.	The validity period of credit ceiling shall commence on Oct. 9, 2014 and end on Sep. 28, 2015.

2.	This Contract shall not constitute an obligation that the Lender must provide the credit facility to the Borrower. Under any circumstance, the Lender shall be entitled to adjust the credit ceiling, validity period thereof, etc. hereunder at its own discretion, or even cancel, whether in whole or in part, the credit ceiling, without prior approval from the Borrower, either in writing or in oral. “Any circumstance” mentioned above shall include, without limitation:

(1)	Where the Borrower suffers from major difficulties in operation and risks;

(2)	Where the major equity of the Borrower changes or major contingent liabilities appear;

(3)	Where the operation mechanism of the Borrower is materially changed (including but not limited to the division, merger, termination, etc.);

(4)	Where the repayment credit of the Borrower declines, which endangers the repayment hereunder;

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(5)	Where the transaction environment and transaction conditions under which certain transaction or certain kind or batch of transactions is or are carried out by the Borrower are materially changed;

(6)	Where the representations and undertakings made in Section 7 hereunder by the Borrower is no longer true and valid; and

(7)	Any circumstance where the credit ceiling of the Borrower is to be changed, adjusted or cancelled as the Lender deems necessary.

3.	In case of any temporary increase of credit ceiling due to changes in circumstances or demand of extraordinary items, the Borrower may apply to the Lender for a special credit ceiling, which is a kind of un-revolving credit ceiling intended for special purpose.

Section 4 Repayment and Allocation of Advances and Collections under Various Facilities

By granting any advances in connection with the Borrower’s utilization of the facilities under this Agreement, the Lender shall be entitled to use the collections under one or more facilities for repayment or allocation of the advances under other facilities without obtaining further written consent of the Borrower and the Guarantor.

Section 5 Security

1.	The followings are security documents to be used for this Agreement and its sub-agreements:

(1)	Contract No. DB0101021140014389 Mortgage Contract of Maximum Amount, under which the mortgage is used as security and the guarantor is Xinjiang Kaiyuan Hengji Real Estate Development Co., Ltd;

(2)	Contract No. DB0101021140014395 Individual Mortgage Contract of Maximum Amount, under which the guarantee – individual guarantee is used as security and the guarantor is ZHOU Jie;

(3)	Contract No. DB0101021140014394 Individual Mortgage Contract of Maximum Amount, under which the guarantee – individual guarantee is used as security and the guarantor is TONG Shiping;

(4)	Contract No. DB0101021140014390 Mortgage Contract of Maximum Amount, under which the guarantee – individual guarantee is used as security and the guarantor is Tianjin Binhai International Automall Co., Ltd;

(5)	Contract No. DB0101021140014396 Individual Mortgage Contract of Maximum Amount, under which the guarantee – individual guarantee is used as security and the guarantor is ZHOU Xiaoguang;

(6)	Contract No. DB0101021140014393 Individual Mortgage Contract of Maximum Amount, under which the guarantee – individual guarantee is used as security and the guarantor is CHENG Weihong.

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2.	The Lender is entitled to withhold its approval of the Borrower’s request for utilization of the facilities under this Agreement and performance of the obligations of advance under the sub-agreements of this Agreement until full execution and completion of the security documents and procedures under this Agreement.

3.	Unless otherwise agreed by the Lender, the Borrower and the Guarantor, all debts under the facilities under this Agreement shall be secured by said guarantors (i.e. the Guarantor or the Mortgagor or the Pledgor) by providing maximum guarantee.

4.	The Guarantor shall warrant and undertake that the security provided under the security documents are true, legal and of sufficient value and free from any defects of quality and right or any disputes of other rights and ownership. The Guarantor shall bear joint and several liabilities for any and all losses incurred by the Lender arising out of any violation of this provision.

5.	The Lender shall be entitled to take measures pursuant to Section 9.2 and 3 hereof if the Guarantor under this Agreement:

(1)	The Guarantor violates the provisions set out in the guarantee contract of maximum amount, or the status of credit of the Guarantor becomes worsen, or other events likely to impair the Guarantor’s ability of guarantee arise;

(2)	The Mortgagor violates the provisions set out in the mortgage contract of maximum amount, or destroys the collateral willfully, or the value of the collateral has decreased or may decrease significantly, or other events likely to impair the Lender’s rights as mortgagee arise;

(3)	The Pledgor violates the provisions set out in the pledge contract of maximum amount, or the value of the pledge has decreased or may decrease significantly, or the rights pledged have to be realized in advance, or other events likely to impair the Lender’s rights as pledgee arise.

Section 6 Lender’s Rights and Obligations

1.	If, during the Availability Period, the aggregate balance outstanding which the Borrower has drawn under the facilities under this Agreement does not exceed the maximum principal limit, the Lender may review the Borrower’s requests for utilization ostensibly, and if such requests for utilization are found to be consistent with the conditions and requirements of the Lender upon review, the Lender shall approve them within the approved limit. Failure by the Lender to carry out substantive review of any of the Borrower’s requests for utilization due to the Borrower’s causes or any other causes, or any circumstances beyond the appearance of such request for utilization shall not justify the Borrower’s or the Guarantor’s defense against the Lender.

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2.	The Lender shall be entitled to obtain the Borrower’s financial statements and other management accounts, and the Borrower shall promptly inform the Lender of its marketing plans, investment plans and demands for funds, provided that the Lender keeps the Borrower’s trade secrets confidential.

3.	For purposes of the facilities under this Agreement, the Borrower shall provide sufficient and valid security acceptable to the Lender. In case of cross-default by the Borrower and the Guarantor, the Lender shall be entitled to retain their goods, articles, funds and other negotiable securities, documents and bills under possession of the Lender, whether in or beyond their accounts, as well as the Borrower’s certificates representing its accounts receivables against third parties.

4.	The Borrower shall bear any and all legal fees imposed on it in connection with the facilities under this Agreement.

Section 7 Borrower’s Warranty and Representation

The Borrower voluntarily provides the following warranties and representations and assumes legal liabilities for the truth thereof:

1.	The Borrower is a legal person incorporated and validly existing under the laws of China and has full capacity for civil conducts. The Borrower undertakes to provide any certificates, permits, authorizations and other documents as required by the Lender from time to time.

2.	The Borrower has full capacity to perform all of its obligations and liabilities under this Agreement and the liabilities for repayment of any amounts drawn under the facilities, and shall not be relieved from performing such liabilities for repayment by reasons of any instruction, changes to its financial conditions or any agreements between it and another entity.

3.	The Borrower has full powers, authorizations and legal rights to enter into this Agreement, and has obtained and handled, and will maintain fully legal and valid, all internal approvals and authorizations or other procedures necessary for the entering into and performance by it of this Agreement, as well as all approvals, registrations, authorizations, consents, permits or other procedures necessary for the entering into and performance by it of this Agreement from any government departments or other authorities.

4.	The entering into by the Borrower of this Agreement is fully consistent with the articles of association, internal decisions, and resolutions adopted by the board of shareholders and the board of directors thereof, nor shall this Agreement conflict with the articles of association, internal decisions, and resolutions adopted by the board of shareholders and the board of directors thereof or the Borrower’s policies.

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5.	The entering into and performance of this Agreement manifest the Borrower’s true intention. The entering into and performance by the Borrower of this Agreement do not violate any laws, regulations, rules or contractual obligations binding upon the Borrower. This Agreement is legal, valid and enforceable, and the Borrower shall immediately and unconditionally indemnify the Lender for any and all losses arising out of any defects in the Borrower’s rights to enter into and perform this Agreement.

6.	All documents, financial statements and other materials provided by the Borrower to the Lender under this Agreement are true, complete, accurate and valid.

7.	The Borrower agrees that the banking business under this Agreement shall be bound by the Lender’s regulations and custom and practices, which shall be solely interpreted by the Lender.

8.	The Borrower may change its shareholding structure or officers only with prior written consent of the Lender.

9.	In case that the Borrower fails to perform its obligations pursuant to the provisions of this Agreement and any sub-agreements, the Borrower hereby authorizes the Lender to make corresponding deductions from any of the Borrower’s accounts opened with the Lender.

10.	If, anytime following execution of this Agreement, the Borrower submits further documents regarding any transaction hereunder to the Lender for approval, the Borrower shall ensure the truth of such further documents, and the Lender shall only determine the apparent authenticity of any transactional documents and shall not participate in or be informed of such transactions, nor shall it be liable for them.

11.	The Borrower confirms that except those circumstances disclosed to the Lender in writing, no actual, pending or threatened actions, arbitrations or administrative proceedings against the Borrower or its properties as may be reasonably anticipated by the Borrower exist and that no liquidation, winding-up or other similar procedures initiated by the Borrower or any third parties against the Borrower exist.

12.	The Borrower shall defend, indemnify and hold the Lender harmless from and against any and all litigation or arbitration fees, attorney’s fees and other costs incurred by the Lender, which arise out of any litigations or arbitrations or other disputes between the Lender and the Borrower or any third parties related thereto in connection with the performance by the Lender of its obligations under this Agreement.

13.	The Borrower must handle all clearings under this Agreement through its settlement accounts opened with the Lender.

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Section 8 Obligations of the Borrower to Disclose Important Transactions and Events

1.	The Borrower shall promptly disclose any and all important transactions and events arising on the part of the Borrower to the Lender in writing.

2.	If the Borrower is a group customer, the Borrower shall promptly disclose any related transactions accounting for 10% of more of the Borrower’s net assets to the Lender pursuant to relevant regulations, including but not limited to:

(1)	the relationship between the parties to such related transactions;

(2)	the subject matters and natures of such related transactions;

(3)	the amounts or proportions of such related transactions in the Borrower’s net assets;

(4)	the pricing policies (including those transactions not involving any amount or only with symbolic amounts).

3.	In case of equity transfer, reorganization, consolidation, separation, shareholding reform, joint venture, cooperation, joint operation, contracting, lease, change to business scope and registered capital, assignment of substantial assets, contingent liabilities by the Borrower, or other events likely to affect or materially affect the Borrower’s ability to bear liabilities during the term of this Agreement, the Borrower shall notify the Lender in writing thirty calendar days in advance.

4.	In the event that the Borrower closes down, shuts down, or is declared bankrupt, dissolved, deprived of business license, cancelled, involved in material economic disputes, or the financial conditions of the Borrower become worsen, or other important events likely to affect or materially affect the Borrower’s ability to bear liabilities arise, the Borrower shall notify the Lender within seven calendar days from the date of occurrence thereof.

5.	In case of important litigations or arbitrations between the Borrower and any third parties, or other important events likely to affect or materially affect the Borrower’s ability to bear liabilities, the Borrower shall notify the Lender in writing within seven calendar days from the date of receipt of relevant notice.

6.	The Borrower warrants that it shall not harm the Lender’s claims by using legal disputes (including underlying trade contract disputes) between the Borrower and any third parties.

Section 9 Events of Default and Liabilities for Breach

1.	Upon effectiveness of this Agreement, the Borrower and the Lender shall perform their respective obligations under this Agreement, and either of them which fails to perform such obligations in whole or part shall be held liable for such non-performance.

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2.	In case of any of the following circumstances, the Lender shall be entitled to suspend utilization by the Borrower of any facilities not drawn on under this Agreement and demand the Borrower to immediately pay all advances, accrued interest and other fees under the facilities hereunder, and the date when the Lender demands advance repayment by the Borrower shall be the date of acceleration of the debts under this Agreement:

(1)	where any certificates and documents provided by the Borrower to the Lender, or any of the warranties and representations set out in Section 7 hereof are found to be untrue, inaccurate, incomplete or misleading;

(2)	where the status of credit of the Borrower becomes worsen, which significantly impairs the Borrower’s ability to pay its debts (including contingent liabilities);

(3)	where the Borrower or its affiliates and the Guarantor or its affiliates commits cross-default as set out in Section 10 hereof;

(4)	where the Borrower violates any obligations set out in any sub-agreements under this Agreement;

(5)	where the Borrower fails to timely pay the principal, interest and fees of any of the facilities under this Agreement;

(6)	where the Borrower ceases to pay its debts, or is unable to or states its inability to pay any debts due and payable;

(7)	where the Borrower closes down, shuts down, or is declared bankrupt, dissolved, deprived of business license, cancelled, involved in material economic disputes, or the financial conditions of the Borrower become worsen;

(8)	where the Borrower incurs other events which have endangered or impaired or may endanger or impair the rights and interests of the Lender.

3.	In case of any breach by the Borrower, the Lender shall be entitled to take one or more of the following measures:

(1)	To suspend or reduce the approved credit limits until full cancellation thereof;

(2)	To declare that the Borrower’s debts under the facilities hereunder should become due in whole or part;

(3)	To terminate this Agreement and demand the Borrower to repay the principal and interest, whether due or undue, as well as to pay or indemnify for relevant fees;

(4)	In case of overdue loan, to demand the Borrower to pay default interest on such overdue loan;

(5)	In case of diversion of loan, to demand the Borrower to pay interest accrued on such diversion;

(6)	To demand the Borrower to indemnify for all losses;

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(7)	To demand the Borrower and the Guarantor to bear joint and several liabilities for repayment of the debts under this Agreement.

Section 10 Cross Default

The Borrower shall be deemed to have breached this Agreement if the Borrower or its affiliates and the Guarantor or its affiliates incur any of the following circumstances, and the Lender shall be entitled to recover the facilities as agreed in this Agreement or any sub-agreements hereunder and hold the Borrower liable for such breach pursuant to the provisions hereof or thereof:

(1)	where any loans, facilities or debts have incurred or may incur breaches or have been accelerated;

(2)	where any security or similar obligations are not performed or likely to be not performed;

(3)	where any legal documents or contracts concerning any security and other similar obligations are not performed, or are violated, or are likely to be not performed, or be violated;

(4)	where any of said entities is unable or may be unable to pay any debts or loans / facilities due and payable;

(5)	where any of said entities has been or may be declared bankrupt pursuant to the legal procedures;

(6)	where other circumstances which may impair the safety of the facilities under this Agreement arise.

Section 11 Continuous Obligations

All obligations of the Borrower under this Agreement shall be continuous and completely and equally bind upon the Borrower’s successor, agent, receiver, assignee and other entities arising out of consolidation, reorganization or name change by the Borrower.

Section 12 Acceleration of Principal, Interest and Fees

The Borrower and the Guarantor agree that all other obligations which the Borrower undertakes to the Lender, including all principal, whether due or undue, advanced by the Lender, interest (including default and compound interest) and fees, may be accelerated in the Lender’s sole discretion should the Borrower violate any warranty or representation set out in Section 7 hereof or fail to perform any of its obligations under this Agreement.

Section 13 Preferred Right of Subrogation

The Borrower hereby states that the Lender shall have preferred right of subrogation to any and all claims, accounts receivable and other property rights which the Borrower may have against any third parties should the Borrower commit breaches, or fail to and be unable to pay any advances by the Lender which are due and payable, including principal, interest and fees.

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Section 14 Offset

1.	In the event that the Borrower or the Guarantor fails to perform any debts due, or any violation by the Borrower or the Guarantor of this Agreement or any sub-agreement results in acceleration of any debts, the Lender shall be entitled to directly make deductions from any accounts of the Borrower to pay such debts. If the currency of any of the Borrower’s accounts to be deducted is different from the currency in which the Principal Debts are denominated, then such deductions shall be converted pursuant to the buying rate published by the Lender on the day of deduction.

2.	In no event shall the claims which the Lender may have against the Borrower under this Agreement be set off against the right of offset of the Borrower or any third party, whether related or non-related, against the Lender for any reasons or on any grounds.

3.	The Lender’s rights against the Borrower and the Guarantor under this Agreement or other transaction documents shall not be set off against the right of offset of the Borrower, the Guarantor or any third party against the Lender.

Section 15 Governing Law, Jurisdiction and Dispute Resolution

1.	The execution, effectiveness, performance, termination, interpretation and dispute resolution of this Agreement shall be governed by the laws of China.

2.	Any and all disputes arising out of this Agreement shall be settled through negotiation; in case that no such settlement is reached, the dispute concerned may be settled in any of the following ways:

☒	To file a lawsuit to the people’s court in the place of the creditor;

☐	Any and all disputes arising out of or in connection with this Agreement shall be settled through negotiation; in case that no such settlement is reached, the dispute shall be submitted to / (the Arbitration Agency) for arbitration in accordance with the arbitration rules thereof as in effect then;

☐	Other ways: /

3.	During the lawsuit or arbitration, the terms of this Agreement not disputed shall continue in full force and effect.

Section 16 Documents, Correspondences and Notices

1.	Any notices or correspondences required by this Agreement shall be in writing and be sent to the address, phone number, fax number or other contact details of the addressee as set out first above.

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2.	In case of change to any of said contact details, the changing party shall without any delay inform the other party in any convenient ways. The changing party shall be solely liable for all consequences arising out of delivery by the other party of any notices or other documents to the former contact details should the changing party fail to inform the other party of such change.

3.	Any notices shall be deemed to have been served if sent to said address of the addressee as follows:

(1)	if sent by letter, the delivery date specified in the return receipt;

(2)	if sent by telex, the date of confirmation by the addressee;

(3)	if delivered in person, the delivery date.

4.	It is agreed that no notice or communication, correspondence sent by a party shall be made effective unless they are affixed with the common seal, office seal, financial seal, contract seal, transceiving seal and the Lender’s seal for loan business of such party. All notices from the Lender shall be to the attention of the directors or above and any other officers of the Borrower.

Section 17 Effect and Modification of Agreement and Miscellaneous

1.	This Agreement shall be made effective as of the date when the parties hereto sign and stamp on it. This Agreement shall continue until full performance and discharge of the debts due by the Borrower hereunder.

2.	No modification or supplement to this Agreement shall be made effective unless the same is made in writing and signed and affixed with common seal by their legal representatives / principal officers or authorized representatives of the parties hereto.

3.	Granting by the Lender of any tolerance or grace to the Borrower, or delay by the Lender in exercising any remedy or right available to it under this Agreement, during the term of this Agreement shall not impair, affect or limit all other remedies and rights available to the Lender pursuant to both the laws and this Agreement. Furthermore, such granting or delay shall not be deemed as waiver by the Lender thereof nor shall they affect any of the Borrower’s obligations under this Agreement.

4.	All sub-agreements and annexes attached hereto shall form integral part of this Agreement and have the same legal force as the main body of this Agreement. Various transaction documents under this Agreement shall be sub-agreements hereunder and have the same legal force as this Agreement.

5.	Each party shall keep all trade secrets and personal information obtained from the other party in connection with the execution and performance of this Agreement confidential, unless otherwise provided by the laws.

6.	The original of this Agreement is made in six counterparts with the same legal force, of which the Lender and the Borrower shall each hold one copy and another copy shall be preserved as record.

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Section 18 Notarization and Enforcement

1.	If requested by the Lender, this Agreement shall be notarized by a public notary office in China.

2.	The Borrower agrees that the Lender may appoint a public notary office to issue an enforceable notarial deed for this Agreement and that the Lender may request for enforcement by the people’s court with competent jurisdiction by virtue of this notarial deed should the Borrower fail to pay off its debts within the tenor set out in the master agreement.

Section 19 Supplementary Provisions

Tianjin Zhonghe Automobile Sales Co., Ltd shall not distribute any profits during the Availability Period, or Tianjin Binhai Rural Commercial Bank Corporation shall suspend utilization by Tianjin Zhonghe Automobile Sales Co., Ltd of the facilities under the Primary Credit Facility Agreement. Furthermore, the following guarantee measures shall be added to Section 5 hereof: The following contracts shall be used as further security for this Agreement and its sub-agreements: (7) Contract No. DB0101021140014388 Mortgage Contract of Maximum Amount, under which the mortgage shall be used as security and the guarantor is CaliStar (Xinjiang) Automobile Sales Co., Ltd; (8) Contract No. DB010102114001439 Guarantee Contract of Maximum Amount, under which individual guarantee shall be used as security and the guarantor is Tianjin Binhai Shisheng Trading Group Co., Ltd; and (9) Contract No. DB0101021140014392 Guarantee Contract of Maximum Amount, under which individual guarantee shall be used as security and the guarantor is CHENG Jun.

(Intentionally Left Blank Below)

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Agreement Number: HT0101010140018756

(Signature Page)

The Lender (Signature and Seal):	The Borrower (Signature and Seal):

Legal Representative	Legal Representative

Or Authorized Agent (Signature and Seal):	Or Authorized Agent (Signature and Seal):

SHI Cuncheng (signed and sealed)	CHENG Weihong (signed and sealed)

Signed on: October 9, 2014

Signed in: Head Office of Tianjin Binhai Rural Commercial Bank

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